Exhibit 99.1

JoS. A. Bank Clothiers Announces Vendor Partnership Program With Alfred Angelo

HAMPSTEAD, Md.--(BUSINESS WIRE)--September 8, 2011--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: JOSB) announces it joined the Alfred Angelo vendor partnership program effective in August 2011. Through this program, JoS. A. Bank will be the tuxedo retailer and rental vendor of choice in 53 Alfred Angelo Signature stores in the US. In turn, Alfred Angelo will be the exclusive wedding gown partner for JoS. A. Bank. The program also includes partnering on bridal shows, select marketing collateral, web content, blogs, and social media.

“We are pleased to announce our partnership with Alfred Angelo,” stated Jerry DeBoer, Senior Vice President of Marketing at JoS. A. Bank. “Our years of experience, exceptional quality, and attention to detail fit together to create the ideal marriage. With Alfred Angelo’s extensive color palette paired with our rental collection of over 40 tuxedo styles, 340 tie styles and 165 vest styles, brides and grooms are sure to find the perfect match. We also have a complete selection of formal wear attire and suits available to purchase for every wedding occasion,” continued Mr. DeBoer.

“We’re excited to welcome JoS. A. Bank to the vendor partner program,” stated Amanda Sheronas, Director of Vendor Relations for Alfred Angelo. “Their vast selection, excellent quality, and high level of customer service mirrors that of Alfred Angelo. Through this partnership, our brides and their grooms will have access to hundreds of men’s tuxedo styles, as well as the ability to find grooms and groomsmen accessories for the wedding that coordinate with the expanded Alfred Angelo ‘Dream In Color’ palette of 60 colors. Brides and grooms will be able to browse the JoS. A. Bank tuxedo catalogs located in the Alfred Angelo and JoS. A. Bank stores, as well as online at the JoS. A. Bank website. Brides and grooms will also be able to read tips for the groom’s attire by JoS. A. Bank on a special section of the Alfred Angelo website, as well as dedicated posts on the Alfred Angelo Unveiled blog,” continued Ms. Sheronas.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 529 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

Founded in the 1930s by Alfred Angelo Piccione and his wife, Edythe Piccione, Alfred Angelo is one of the world’s leading makers of wedding gowns and bridesmaid dresses and is committed to providing beautiful, high-quality bridal and formal dresses at affordable prices. In addition to manufacturing dresses distributed in over 2000 wholesale stores worldwide, the company operates Alfred Angelo Bridal Stores located in Alabama, Arizona, Arkansas, California, Connecticut, Florida, Georgia, Indianapolis, Louisiana, Maryland, Massachusetts, Michigan, Mississippi, Nevada, New Jersey, Nebraska, New Mexico, New York, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia, and Washington. For more information about Alfred Angelo, please visit www.alfredangelo.com.

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of our growth strategy, including our ability to finance our expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended January 29, 2011 and our subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
Jerry DeBoer,
Senior Vice President of Marketing
410-239-5767
or
David E. Ullman
EVP-CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com

Also find Jos. A. Bank on:

Facebook: www.facebook.com/Jos.A.Bank.Clothiers.Inc
Twitter: www.twitter.com/JosABank_Brand
YouTube: http://www.youtube.com/josabankbrand